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                                Exhibit 23(b)

                       Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" in the Registration Statement (Form S-3 No. 333-37551) which is incorporated by reference in this registration statement and related Prospectus of Systems & Computer Technology Corporation and to the incorporation by reference therein and herein of our report dated October 28, 1996, with respect to the consolidated financial statements and financial statement schedule of Systems & Computer Technology Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


Philadelphia, Pennsylvania
October 16, 1997